UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

@Road, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47071 Bayside Parkway, Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 9, 2006, @Road, Inc. (the “Company”) entered into its standard form of change of control agreement with Padmaprakash Iyer, its new Senior Vice President of Field Service Solutions, which provides that in the event of an involuntary termination within:

• one year following a change-of-control transaction and he was employed by the Company for less than one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by him shall automatically be accelerated as though he maintained his employment with the Company for 12 months following the involuntary termination; or

• one year following a change-of-control transaction and he was employed by the Company for at least one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by him shall automatically be accelerated as though he maintained his employment with the Company for 24 months following the involuntary termination.

The above description is qualified in its entirety by the terms of the Form of Change in Control Agreement between the Registrant and its executive officers, a copy of which has previously been filed as Exhibit 10.51 to the Company’s Report on Form 10-K filed on March 15, 2005 and is incorporated herein by reference. The Company has previously entered into similar agreements with certain of its other executive officers.

Effective June 9, 2006, the Company entered into its standard form of indemnification agreement with Mr. Iyer which provides that, among other things, the Company agrees to indemnify him against certain liabilities that may arise by reason of his status or service as an officer, other than liabilities arising from willful misconduct of a culpable nature, to advance his expenses incurred as a result of any proceeding against him as to which he could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.

The above description is qualified in its entirety by the terms of the Form of Indemnification Agreement, a copy of which has previously been filed as Exhibit 10.16 to the Company’s registration statement on Form S-1 (File No. 333-41372) initially filed on July 13, 2000 and is incorporated herein by reference.

Section 7 — Regulation FD Disclosure

Item 7.01. Regulation FD Disclosure.

On June 6, 2006, @Road, Inc. (“@Road”) hired Padmaprakash Iyer as its Senior Vice President of Field Service Solutions.  In this role, Mr. Iyer will manage @Road’s new @Road AppSmart™ technology and service delivery platform, as well as new Mobile Resource Management applications that are intended to leverage the platform technology. Mr. Iyer brings to @Road more than 20 years of software technology development, engineering and management experience.

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by @Road, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: June 9, 2006	By:	/s/ Krish Panu
Krish Panu
Chief Executive Officer